Exhibit 99.1

Neogen Reports Fourth Quarter and Full Fiscal Year 2026 Financial Results

Delivered Strong Core Growth in Q4 FY26 with Food Safety Core Growth Highest Since FY23

•
Fiscal fourth quarter 2026 revenue of $225.3 million representing growth of (0.1%) and Core Growth1 of 4.3%; Full fiscal year 2026 revenue of $870.4 million with growth of (2.7%) and Core Growth1 of 1.9%
•
Food Safety fourth quarter revenue growth of 3.1% and Core Growth1 of 5.8%; highest quarterly core growth rate since FY 2023
•
Animal Safety fourth quarter revenue growth of (8.2%), Core Growth1 of 0.5%; revenue grew 7% sequentially due to resolution of the majority of supply challenges
•
Net loss of $11.3 million in the fourth quarter 2026 with EPS of $(0.05); Adjusted Net Income1 of $18.7 million and Adjusted EPS1 of $0.09
•
Fourth quarter 2026 cash flow from operations of $30.2 million and free cash flow of $26.2 million
•
Fourth quarter 2026 Adjusted EBITDA1 of $45.4 million; with Adjusted EBITDA1 margin of 20.2%
•
Company on track to manufacture sellable Petrifilm® product and begin planned multi-quarter manufacturing transition in November 2026; first completed fully validated single kit unit (SKU) expected by the end of August 2026
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Company provides FY 2027 financial guidance for revenue and Adjusted EBITDA1

1 Non-GAAP financial measures; see explanations and reconciliations that follow

LANSING, July 30, 2026 – Neogen® Corporation (NASDAQ: NEOG), an innovative leader in food safety solutions, announced its financial results for the fiscal fourth quarter and full fiscal year 2026 and provided financial guidance for its fiscal year first quarter and full fiscal year 2027.

“We ended fiscal year 2026 with significant momentum and have a number of initiatives underway to further enhance our commercial efforts and the way we approach customers and our core markets. Fiscal year 2027 will be a year of disciplined execution and investment in core areas as we look to drive high-impact innovation and operational efficiency through additive technology and improved process. Ultimately, our goal is to exit FY27 positioned for enhanced future growth and profitability," said Mike Nassif, Neogen’s President and Chief Executive Officer.

He continued, “We are providing our fiscal guidance for 2027, and we have stayed true to our principles of delivering on our commitments. Our entire organization is focused on disciplined execution and sustaining the operational momentum that we have seen in the business throughout fiscal year 2026. I’m extremely proud of our team and want to thank our employees for their significant contributions to the success of our company.”

Financial Highlights

Revenue by Products and Geography

	Three months ended May 31,			Twelve months ended May 31,
(in millions)	2026	2025	% Change	2026	2025	% Change
Food Safety:
Natural Toxins & Allergens	$19.2	$18.5	3.8%	$77.5	$77.0	0.6%
Bacterial & General Sanitation	46.7	42.5	9.9%	175.4	164.8	6.4%
Indicator Testing, Culture Media	86.8	79.3	9.5%	332.7	312.2	6.6%
Rodent Control, Insect Control & Disinfectants	3.9	11.3	(65.5)%	18.2	47.0	(61.3)%
Genomics Services	6.6	6.3	4.8%	24.6	23.4	5.1%
Other	3.6	3.9	(7.7)%	12.7	13.7	(7.3)%
	$166.8	$161.8	3.1%	$641.1	$638.1	0.5%
Animal Safety:
Life Sciences	1.8	1.6	12.5%	6.6	6.5	1.5%
Veterinary Instruments & Disposables	15.8	16.1	(1.9)%	56.9	61.5	(7.5)%
Animal Care & Other	7.0	8.0	(12.5)%	29.3	34.7	(15.6)%
Rodent Control, Insect Control & Disinfectants	16.7	21.5	(22.3)%	68.9	88.1	(21.8)%
Genomics Services	17.2	16.5	4.2%	67.6	65.8	2.7%
	$58.5	$63.7	(8.2)%	$229.3	$256.6	(10.6)%
Total Revenue, net	$225.3	$225.5	(0.1)%	$870.4	$894.7	(2.7)%

	Three months ended May 31,			Twelve months ended May 31,
	2026	2025	Change %	2026	2025	Change %
Domestic	110.3	$112.5	(2.0)%	$425.1	$446.0	(4.7)%
International	115.0	113.0	1.8%	$445.3	448.7	(0.8)%
Total revenue	$225.3	$225.5	(0.1)%	$870.4	$894.7	(2.7)%

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Revenues for the fourth quarter were $225.3 million, growth of (0.1%) when compared to $225.5 million in the prior year. Core revenue, which excludes the impacts of foreign currency translation, as well as divestitures completed and product lines discontinued in the last 12 months, increased by 4.3%, the highest rate in fiscal year 2026.

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Food Safety segment revenue was $166.8 million in the fourth quarter, increasing 3.1% relative to the fourth quarter of fiscal year 2025. Core Food Safety revenue growth increased 5.8% on a year-over-year basis, the highest rate since the period immediately following the acquisition of the 3M® Food Safety business in FY23. The Company saw continued strong growth in Indicator Testing and Culture Media which was up 9.5% in the fourth quarter and Bacterial and General Sanitation which grew 9.9% over the prior year quarter.

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Animal Safety segment revenue was $58.5 million in the fourth quarter, representing growth of (8.2%) relative to the fourth quarter of fiscal year 2025. Core Animal Safety revenue increased 0.5% on a year-over-year basis. On a sequential basis, Animal Safety revenue increased by over 7% as the Company resolved the majority of the supply related challenges, which had resulted in product shortages.

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Domestic revenue in the quarter was $110.3 million and international revenue was $115.0 million. Compared to the fourth quarter of fiscal year 2025, the Company saw double digit growth in Latin America in the quarter and Food Safety growth across all global geographies.

Summary of Income Statement

	Three months ended May 31,		Twelve months ended May 31,
	2026	2025	2026	2025
Revenue	$225.3	$225.5	$870.4	$894.7
Cost of Revenues	117.5	$132.6	461.9	473.3
Gross Profit	107.8	92.9	408.5	421.4
Gross Margin	47.8%	41.2%	46.9%	47.1%
Operating Expenses	104.7	704.1	430.1	1,482.4
Operating Income (Loss)	$3.1	$(611.2)	$(21.6)	$(1,061.0)
Operating Margin	1.4%	(271.0)%	(2.5)%	(118.6)%

Net Loss	$(11.3)	$(612.2)	$(7.9)	$(1,092.0)
Net Loss Per Diluted Share	$(0.05)	$(2.82)	$(0.04)	$(5.03)

Non-GAAP Financial Measures
EBITDA	$31.2	$(584.4)	$164.9	$(945.1)
EBITDA Margin	13.8%	(259.2)%	18.9%	(105.6)%

Adjusted Gross Profit	$111.9	$104.7	$437.8	$449.4
Adjusted Gross Margin	49.7%	46.4%	50.3%	50.2%

Adjusted Operating Income	$39.1	$35.0	$153.9	$161.1
Adjusted Operating Margin	17.4%	15.5%	17.7%	18.0%

Adjusted EBITDA	$45.4	$40.6	$177.8	$184.2
Adjusted EBITDA Margin	20.2%	18.0%	20.4%	20.6%

Adjusted Net Income	$18.7	$11.3	$70.2	$70.9
Adjusted Earnings Per Share	$0.09	$0.05	$0.32	$0.33

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Gross margin was 47.8% in the fourth quarter of fiscal 2026. This compares to a gross margin of 41.2% in the same quarter a year ago. Adjusted gross margin was 49.7% compared to 46.4% in the previous year. The improvements to gross margin and adjusted gross margin were driven by favorable mix benefits and benefits from pricing changes.
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Net loss for the fourth quarter was $11.3 million, or $(0.05) per diluted share, compared to a net loss of $612.2 million, or $(2.82) per diluted share, in the prior-year period. Adjusted Net Income for the fourth quarter was $18.7 million, or $0.09 per diluted share, compared to $11.3 million, or $0.05 per diluted share, in the prior-year period.
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Fourth-quarter Adjusted EBITDA was $45.4 million, representing an Adjusted EBITDA Margin of 20.2%, compared to $40.6 million and an Adjusted EBITDA margin of 18.0% in the prior-year period. Adjusted EBITDA margins benefited from the impact of the Company's first quarter cost saving initiatives and improvements in gross margins.

Business and Operational Highlights

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The Company is on track to manufacture sellable Petrifilm® product and begin its planned multi-quarter manufacturing transition of Petrifilm® to its Lansing manufacturing site beginning in November 2026. The Company anticipates having its first fully validated SKU completed by the end of August 2026.
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Neogen is supporting efforts to counter the New World Screwworm (NWS) expansion in the United States. The Company received expanded availability of Federal Rodenticide, Fungicide, and Rodenticide Act (FIFRA) Section 2(ee) recommendations for the use of Prozap® Insectrin X Concentrate and Prozap® Screw Worm and Ear Tick Aerosol as part of NWS response efforts. These recommendations provide ranchers, livestock producers, and horse owners with an additional option to support fly management efforts.
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Neogen will continue to work toward completing the previously announced sale of its global Genomics business to Zoetis Inc. by the end of the first half of fiscal year 2027 with anticipated total proceeds of $160 million and net proceeds following taxes and closing costs of approximately $140 million. The Company plans to use the proceeds from the transaction primarily for debt reduction. In July, the Australian Competition and Consumer Commission (ACCC) and the New Zealand Commerce Commission (NZCC) announced that they are moving their respective reviews of Neogen’s proposed genomics divestiture into the second phase of review. Neogen will continue to cooperate with the ACCC and the NZCC as they complete their respective review processes.
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The Company’s Molecular Detection Assay - Listeria Right Now™ rapid environmental monitoring test has received AOAC® Performance Tested Methods℠ (PTM) certification (No. 042604), validating the test’s performance for the enrichment-free detection of viable and non-viable Listeria species on stainless steel surfaces.
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The Company is in the process of launching its new global go-to-market strategy and enterprise-wide solutions-based selling model. As part of this launch, the Company is realigning sales resources to focus on its most important markets, products, and customers to drive overall growth. Additionally, the Company has launched unified solutions‑based selling standards across all global markets designed to enhance portfolio selling and deepen customer engagement by leveraging its broad portfolio of product solutions, data analytics capabilities, and training and technical support offerings.

Financial Guidance

(in millions)	FY27 Financial Guidance	FY27Q1 Financial Guidance
Revenue	$880 - $885 million	$207-209 million
Adjusted EBITDA[1]	$180 - $182 million	Approximately $37 million

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The Company is providing FY 2027 financial guidance calling for total revenue in the range of $880 to $885 million and adjusted EBITDA of approximately $180 to $182 million. This guidance includes an estimate of $92 million of revenue and $13 million in adjusted EBITDA associated with the Company’s Genomics division. Management intends to update its guidance in the future to reflect the sale of the Genomics business. The Company continues to work toward closing this transaction by the end of the first half of fiscal year 2027. The guidance implies core growth of approximately 3% which excludes approximately $6 million in Cleaners & Disinfectants revenue from fiscal year 2026, and assumes a 1% negative impact from currency based upon current exchange rates.
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For the first quarter of fiscal year 2027, the Company is guiding toward total revenue in the range of $207 to $209 million and Adjusted EBITDA of approximately $37 million. Revenue and Adjusted EBITDA are typically negatively impacted in the first fiscal quarter due to seasonality and mix changes. Additionally, management anticipates improvements in overall revenue and profitability throughout fiscal year 2027 as it leverages key investments and has time to execute on its sales and operational initiatives.

Adjusted EBITDA is a non-GAAP financial measure. The Company is not able to reconcile the Adjusted EBITDA outlook to the most directly comparable GAAP measure, forecasted net income, on a forward-looking basis without unreasonable efforts. This is due to the inherent difficulty in forecasting certain items that are necessary for such reconciliation, including (without limitation) non-cash stock-based compensation expense, integration-related expenses, restructuring and transformation-related costs, impairment charges, and the related tax effects of these items. These items are uncertain, depend on various factors outside of the Company’s control, and could be material to the Company’s results calculated in accordance with GAAP. Accordingly, the Company is unable to provide a probable significance of the unavailable information, but such unavailable information could have a potentially significant impact on the Company’s actual net income for fiscal year 2027.

Conference Call and Webcast

Neogen Corporation will host a conference call today at 8:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Neogen’s website at neogen.com/investor-relations. For those unable to access the webcast, the conference call can be accessed by dialing 1-833-461-5787 (North America) or (+1) 626-884-3620 (International) and requesting the Neogen Corporation Fourth Quarter 2026 Earnings Call (conference ID 741 914 740). A replay of the conference call and webcast will be available on Neogen’s Investor Relations website at neogen.com/investor-relations and through the following link: https://events.q4inc.com/attendee/741914740.

About Neogen

Neogen Corporation is committed to fueling a brighter future for global food security through the advancement of human and animal well-being. Harnessing the power of science and technology, Neogen has developed comprehensive solutions spanning the Food Safety, Livestock, and Pet Health & Wellness markets. A world leader in these fields, Neogen has a presence in over 140 countries with a dedicated network of scientists and technical experts focused on delivering optimized products and technology for its customers.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements regarding our outlook, guidance and objectives; plans and expectations and timing relating to our manufacturing transitions (including Petrifilm), supply chain remediation, commercial initiatives and cost-efficiency programs; expected timing and effects of portfolio actions (including the announced divestiture of the genomics business); capital allocation and deleveraging goals; market conditions and demand trends; and any other statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” and similar expressions, and their negatives.

These “forward-looking statements” are management’s present expectations of future events as of the date hereof and are subject to a number of known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially and adversely from those anticipated.

These risks include, but are not limited to, risks relating to: the continued integration of the 3M Food Safety business, potential tax benefits realized through the 3M transaction, tariffs and other trade measures, our international operations and expansion into new geographic markets, identified material weaknesses in our internal controls over financial reporting, promoting internal growth and identifying and integrating acquisitions, potential failures of our systems infrastructure and potential security breaches of our information systems, potential disruption in our manufacturing and service operations, potential disruption of third-party package delivery services or pricing increases, dependence on key suppliers, the use of distributors for product sales, the development of new products and technologies, our ability to maintain a positive reputation, potential customer loss, increased raw material costs, compliance with and potential changes in domestic and foreign laws and regulations, tax audits and changes in tax laws in different jurisdictions, potential asset impairments, competition, unique aspects of the agricultural marketplace, our substantial indebtedness, the outcomes of litigation and other legal proceedings, our ability to obtain and protect intellectual property and defend patent infringement challenges, our ability to attract and retain key personnel, product or service liability claims, changing political conditions, climate change, our inability to meet stakeholder expectations around environmental, social, and governance objectives, and other factors discussed under the heading “Risk Factors” contained in Item 1A of our latest Annual Report on Form 10-K, as well as any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. We expressly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Neogen Corporation

Condensed Consolidated Statements of Operations (unaudited)

(in millions)

	Three months ended May 31,		Twelve months ended May 31,
	2026	2025	2026	2025
Revenues
Product revenues	$198.8	$200.8	$768.2	$797.4
Service revenues	26.5	24.7	102.2	97.3
Total Revenues	225.3	225.5	870.4	894.7
Cost of Revenues
Cost of product revenues	102.2	118.0	398.8	411.5
Cost of service revenues	15.3	14.6	63.1	61.8
Total Cost of Revenues	117.5	132.6	461.9	473.3
Gross Profit	107.8	92.9	408.5	421.4
Operating Expenses
Sales and marketing	41.1	46.9	166.6	183.8
General and administrative	58.7	53.0	245.1	218.2
Goodwill impairment	—	597.9	—	1,059.3
Research and development	4.9	6.3	18.4	21.1
Total Operating Expenses	104.7	704.1	430.1	1,482.4
Operating Income (Loss)	3.1	(611.2)	(21.6)	(1,061.0)
Other (Expense) Income		-
Interest expense, net	(13.9)	(16.5)	(57.6)	(68.5)
Gain on sale of business	—	—	76.4	—
Other, net	(1.3)	(3.5)	(6.2)	(3.6)
Total Other Income (Expense)	(15.2)	(20.0)	12.6	(72.1)
Loss Before Taxes	(12.1)	(631.2)	(9.0)	(1,133.1)
Income Tax Benefit	(0.8)	(19.0)	(1.1)	(41.1)
Net Loss	$(11.3)	$(612.2)	$(7.9)	$(1,092.0)
Net Loss Per Share
Basic	$(0.05)	$(2.82)	$(0.04)	$(5.03)
Diluted	$(0.05)	$(2.82)	$(0.04)	$(5.03)
Weighted Average Shares Outstanding
Basic	217.7	217.0	217.5	216.9
Diluted	217.7	217.0	217.5	216.9

Neogen Corporation

Condensed Consolidated Balance Sheets (unaudited)

(in millions)

	May 31,
	2026	2025
Assets
Current Assets
Cash and cash equivalents	$185.5	$129.0
Accounts receivable, net of allowance of $4.0 and $5.4	146.8	153.4
Inventories, net of reserves of $17.2 and $16.5	144.3	190.8
Prepaid expenses and other current assets	60.0	53.3
Assets held for sale	68.0	50.4
Total Current Assets	604.6	576.9
Property and Equipment
Land and improvements	10.7	10.8
Building and improvements	234.2	108.7
Machinery and equipment	158.8	180.8
Furniture and fixtures	6.9	8.0
Construction in progress	69.8	186.2
Total Property and Equipment	480.4	494.5
Less accumulated depreciation	(150.6)	(155.4)
Property and Equipment, net	329.8	339.1
Other Assets
Right of use assets	16.6	17.2
Goodwill	1,047.2	1,064.9
Amortizable intangible assets, net	1,318.0	1,410.5
Other non-current assets	29.8	35.2
Total Other Assets	2,411.6	2,527.8
Total Assets	$3,346.0	$3,443.8
Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of debt	$—	$19.3
Accounts payable	79.1	79.6
Accrued compensation	26.8	14.1
Income tax payable	7.2	5.6
Accrued interest	11.0	11.1
Deferred revenue	3.6	5.6
Other current liabilities	23.9	32.1
Liabilities held for sale	6.6	6.6
Total Current Liabilities	158.2	174.0
Deferred Income Tax Liability	257.6	280.9
Non-Current Debt	793.7	874.8
Other Non-Current Liabilities	43.6	42.9
Total Liabilities	1,253.1	1,372.6
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $1.00 par value	—	—
Common stock, $0.16 par value	34.8	34.7
Additional paid-in capital	2,616.0	2,601.8
Accumulated other comprehensive loss	(13.6)	(28.9)
Retained earnings (accumulated deficit)	(544.3)	(536.4)
Total Stockholders’ Equity	2,092.9	2,071.2
Total Liabilities and Stockholders’ Equity	$3,346.0	$3,443.8

Neogen Corporation

Condensed Consolidated Statements of Cash Flows (unaudited)

(in millions)

	Year Ended May 31,
	2026	2025	2024
Cash Flows provided by Operating Activities
Net loss	$(7.9)	$(1,092.0)	$(9.4)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	116.3	119.5	116.7
Deferred income taxes	(24.3)	(57.8)	(27.4)
Share-based compensation	13.4	17.3	13.8
Loss on disposal of property and equipment	1.2	—	1.1
Amortization of debt issuance costs	2.0	3.2	3.4
Goodwill and other asset impairment	—	1,068.7	0.6
Loss on refinancing and extinguishment of debt	0.4	1.9	—
Right of use asset amortization	5.6	6.2	4.5
Gain on sale of business	(76.4)	—	—
Other	0.8	(2.8)	4.7
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable, net	6.8	11.6	(20.1)
Inventories, net	38.2	(16.1)	(55.9)
Prepaid expenses and other current assets	(6.7)	(1.5)	11.1
Accounts payable and accrued liabilities	19.8	(0.4)	13.8
Changes in other non-current assets and non-current liabilities	(6.0)	0.4	(21.6)
Net Cash provided by Operating Activities	83.2	$58.2	$35.3
Cash Flows provided by (used for) Investing Activities
Purchase of property, equipment and other non-current intangible assets	(51.3)	(104.6)	(111.4)
Proceeds from the maturities of marketable securities	—	0.3	82.0
Proceeds from sale of business, net of cash divested	121.7	—	—
Proceeds from the sale of property and equipment and other	0.1	5.1	0.1
Net Cash provided by (used for) Investing Activities	70.5	$(99.2)	$(29.3)
Cash Flows (used for) provided by Financing Activities
Issuance of shares related to equity compensation and employee stock purchase plan shares	1.6	2.2	2.4
Tax payments related to share-based awards	(0.9)	(1.5)	(0.1)
Proceeds from issuance of long-term debt	—	450.0	—
Repayment of long-term debt	(100.0)	(550.0)	—
Proceeds from issuance of revolving credit facility	—	100.0	—
Debt issuance costs paid	—	(2.0)	—
Repayment of finance lease and other	(0.1)	(0.3)	(0.4)
Net Cash (used for) provided by Financing Activities	(99.4)	$(1.6)	$1.9
Effects of Foreign Exchange Rate on Cash	2.2	1.0	(0.5)
Net Increase (Decrease) in Cash and Cash Equivalents	56.5	(41.6)	7.4
Cash and Cash Equivalents, Beginning of Year	129.0	170.6	163.2
Cash and Cash Equivalents, End of Year	$185.5	$129.0	$170.6
Supplementary Cash Flow Information
Cash paid for interest	$58.3	$68.1	$73.2
Property and equipment obtained for noncash consideration	$—	$0.9	$—
Income taxes paid, net of refunds	$17.7	$26.5	$22.3

Statement regarding use of non-GAAP financial measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties in evaluating the Company’s operating performance and financial condition. These non-GAAP measures provide additional insight into the Company’s core business operations by excluding items that may not be indicative of, or are unrelated to, the Company’s ongoing operational performance, thereby enhancing comparability between periods and with peer companies. Management uses Adjusted EBITDA as a key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.

Management uses Adjusted Gross Profit as an additional measure of profitability. Adjusted Gross Profit is a non-GAAP measure that represents Gross Profit before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted Gross Margin is Adjusted Gross Profit for a particular period expressed as a percentage of revenues for that period.

Management uses Adjusted Operating Income (Loss) as an additional measure of profitability. Adjusted Operating Income (Loss) is a non-GAAP measure that represents Operating Income (Loss) before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted Operating Margin is Adjusted Operating Income for a particular period expressed as a percentage of revenues for that period.

Management uses Adjusted Net Income (Loss) as an additional measure of profitability. Adjusted Net Income (Loss) is a non-GAAP measure that represents Net Income (Loss) before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses. Adjusted Earnings Per Share is Adjusted Net Income for a particular period divided by diluted weighted average shares outstanding for that period.

Core revenue growth is a non-GAAP measure that represents change in net sales for the period excluding the effects of foreign currency translation rates and the impacts of acquisitions and discontinued product lines, where applicable. Core revenue growth is presented to allow for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency translation rates, or the incomparability that would be caused by the impact of an acquisition, disposal or product line discontinuation.

Free cash flow is a non-GAAP measure that represents net cash provided by operating activities less purchases of property, equipment, and other non-current intangible assets. Management believes free cash flow is useful to investors because it measures the Company’s ability to generate cash after reinvesting in the business.

Net debt is a non-GAAP measure calculated as total debt (current and non-current) less cash and cash equivalents. Net debt-to-Adjusted EBITDA is a non-GAAP ratio that uses net debt as the numerator and Adjusted EBITDA as the denominator. The Company uses net debt-to-Adjusted EBITDA to evaluate its leverage position and the expected impact of debt repayment and deleveraging initiatives. The Company’s senior credit facility contains financial covenants that utilize leverage ratios calculated using measures substantially similar to Adjusted EBITDA. As of May 31, 2026, total debt was $793.7 million, cash and cash equivalents were $185.5 million, resulting in net debt of $608.2 million. The most directly comparable GAAP measure for the denominator in this ratio is net income (loss); however, because the Company reported a net loss of $(7.9) million for fiscal year 2026, the GAAP-based ratio is not meaningful for evaluating leverage.

These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Other companies may calculate similarly-titled non-GAAP measures differently, which may limit their usefulness for comparison purposes. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

NEOGEN CORPORATION

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)

(in millions)

	Three months ended May 31,		Twelve months ended May 31,
	2026	2025	2026	2025
Net Loss	$(11.3)	$(612.2)	$(7.9)	$(1,092.0)
Income tax benefit	(0.8)	(19.0)	(1.1)	(41.1)
Depreciation and amortization	29.4	30.3	116.3	119.5
Interest expense, net	13.9	16.5	57.6	68.5
EBITDA	$31.2	$(584.4)	$164.9	$(945.1)
Share-based compensation	3.0	4.3	13.4	17.3
FX transaction loss (gain) on loan and other revaluation (1)	0.5	(0.3)	2.6	(0.5)
Transaction costs (2)	1.7	4.1	10.6	5.7
3M integration costs (3)	0.4	0.3	1.5	5.7
Sample collection transition and ramp up costs (4)	(1.0)	10.3	12.4	15.0
Petrifilm duplicate manufacturing costs (5)	2.2	1.4	12.0	2.2
Transformation initiatives and related costs (6)	4.4	3.3	22.3	9.8
Restructuring (7)	0.1	1.0	7.0	11.1
Goodwill impairment	—	597.9	—	1,059.3
Contingent consideration adjustments	—	—	0.9	0.5
Gain on sale of business	—	—	(76.4)	—
Discontinued product line (8)	2.4	—	2.4	0.9
Other (9)	0.5	2.7	4.2	2.3
Adjusted EBITDA	$45.4	$40.6	$177.8	$184.2
Adjusted EBITDA margin (% of sales)	20.2%	18.0%	20.4%	20.6%

(1)
Net foreign currency transaction loss (gain) associated with the revaluation of foreign-currency-denominated intercompany loans.
(2)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(3)
Includes costs associated with 3M transition agreements and related integration costs.
(4)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(5)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(6)
Includes consulting, ERP implementation expense, and other costs, including severance, associated with transformation initiatives.
(7)
Severance, non-cash impairment, and other related exit costs primarily associated with a reduction in our global headcount and global genomics business.
(8)
Expenses associated with inventory write offs for discontinued product lines.
(9)
Includes costs primarily associated with shareholder litigation and other legal expenses and product recall expenses.

NEOGEN CORPORATION

RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (UNAUDITED)

(in millions)

	Three months ended May 31,		Twelve months ended May 31,
	2026	2025	2026	2025
Net Loss	$(11.3)	$(612.2)	$(7.9)	$(1,092.0)
Amortization of acquisition-related intangibles	22.2	23.2	89.1	92.4
Share-based compensation	3.0	4.3	13.4	17.3
FX transaction loss (gain) on loan and other revaluation (1)	0.5	(0.3)	2.6	(0.5)
Transaction costs (2)	1.7	4.1	10.6	5.7
3M integration costs (3)	0.4	0.3	1.5	5.7
Sample collection transition and ramp up costs (4)	(1.0)	10.3	12.4	15.0
Petrifilm duplicate manufacturing costs (5)	2.2	1.4	12.0	2.2
Transformation initiatives and related costs (6)	4.4	3.3	22.3	9.8
Restructuring (7)	0.1	1.0	7.0	11.1
Goodwill impairment	—	597.9	—	1,059.3
Contingent consideration adjustments	—	—	0.9	0.5
Gain on sale of business	—	—	(76.4)	—
Discontinued product line (8)	2.4	—	2.4	0.9
Other (9)	0.5	2.7	4.2	2.3
Estimated tax effect of above adjustments (10)	(6.4)	(24.7)	(23.9)	(58.8)
Adjusted Net Income	$18.7	$11.3	$70.2	70.9
Adjusted Earnings Per Share	$0.09	$0.05	$0.32	$0.33

(1)
Net foreign currency transaction loss (gain) associated with the revaluation of foreign-currency-denominated intercompany loans.
(2)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(3)
Includes costs associated with 3M transition agreements and related integration costs.
(4)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(5)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(6)
Includes consulting, ERP implementation expense, and other costs, including severance, associated with transformation initiatives.
(7)
Severance, non-cash impairment, and other related exit costs primarily associated with a reduction in our global headcount and global genomics business.
(8)
Expenses associated with inventory write offs for discontinued product lines.
(9)
Includes costs primarily associated with shareholder litigation and other legal expenses and product recall expenses.
(10)
Tax effect of adjustments is calculated using projected effective tax rates for each applicable item.

NEOGEN CORPORATION

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT (UNAUDITED)

(in millions)

	Three months ended May 31,		Twelve months ended May 31,
	2026	2025	2026	2025
Gross Profit	$107.8	$92.9	$408.5	$421.4
Transaction costs (1)	0.2	—	0.7	—
3M integration costs (2)	0.4	0.3	1.5	5.7
Sample collection transition and ramp up costs (3)	(1.0)	10.3	12.4	15.0
Petrifilm duplicate manufacturing costs (4)	2.1	1.4	11.9	2.2
Restructuring (5)	(0.1)	(0.2)	(0.1)	4.4
Discontinued Product line (6)	2.4	—	2.4	0.9
Other	0.1	—	0.5	(0.2)
Adjusted Gross Profit	$111.9	$104.7	$437.8	$449.4

(1)
Includes certain manufacturing costs to execute corporate transactions.
(2)
Includes costs associated with 3M transition agreements and related integration costs.
(3)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(4)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(5)
Non-cash impairment and other related exit costs primarily associated with a reduction in our global genomics business.
(6)
Expenses associated with inventory write offs for discontinued product lines.

NEOGEN CORPORATION

RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (UNAUDITED)

(in millions)

	Three months ended May 31,		Twelve months ended May 31,
	2026	2025	2026	2025
Total Operating Expenses	$104.7	$704.1	$430.1	$1,482.4
Amortization of acquisition-related intangibles	22.2	23.2	89.1	92.4
Share-based compensation	3.0	4.3	13.4	17.3
Transaction costs (1)	1.6	4.1	9.4	5.7
Transformation initiatives and related costs (2)	4.4	3.3	22.3	9.8
Restructuring (3)	0.2	1.2	7.1	6.7
Goodwill impairment	—	597.9	—	1,059.3
Other (4)	0.5	0.4	4.9	2.9
Adjusted Operating Expenses	$72.8	$69.7	$283.9	$288.3

(1)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(2)
Includes consulting, ERP implementation expense, and other costs, including severance, associated with transformation initiatives.
(3)
Severance, non-cash impairment, and other related exit costs primarily associated with a reduction in our global headcount and global genomics business.
(4)
Includes costs primarily associated with shareholder litigation and other legal expenses and product recall expenses.

NEOGEN CORPORATION

RECONCILIATION OF OPERATING LOSS TO ADJUSTED OPERATING INCOME (UNAUDITED)

(in millions)

	Three months ended May 31,		Twelve months ended May 31,
	2026	2025	2026	2025
Operating Income (Loss)	$3.1	$(611.2)	$(21.6)	$(1,061.0)
Amortization of acquisition-related intangibles	22.2	23.2	89.1	92.4
Share-based compensation	3.0	4.3	13.4	17.3
Transaction costs (1)	1.8	4.1	10.1	5.7
3M Integration costs (2)	0.4	0.3	1.5	5.7
Sample collection transition and ramp up costs (3)	(1.0)	10.3	12.4	15.0
Petrifilm duplicate manufacturing costs (4)	2.2	1.4	12.0	2.2
Transformation initiatives and related costs (5)	4.4	3.3	22.3	9.8
Restructuring (6)	0.1	1.0	7.0	11.1
Goodwill impairment	—	597.9	—	1,059.3
Discontinued Product line (7)	2.4	—	2.4	0.9
Other (8)	0.5	0.4	5.3	2.7
Adjusted Operating Income	$39.1	$35.0	$153.9	$161.1

(1)
Includes legal, accounting, tax, consulting and other related costs to execute corporate transactions and capital structure initiatives.
(2)
Includes costs associated with 3M transition agreements and related integration costs.
(3)
Includes costs associated with transitioning off the 3M transition contract manufacturing agreement and ramp-up costs associated with our sample collection product line.
(4)
Duplicate costs associated with the startup of Petrifilm manufacturing.
(5)
Includes consulting, ERP implementation expense, and other costs, including severance, associated with transformation initiatives.
(6)
Severance, non-cash impairment, and other related exit costs primarily associated with a reduction in our global headcount and global genomics business.
(7)
Expenses associated with inventory write offs for discontinued product lines.
(8)
Includes costs primarily associated with shareholder litigation and other legal expenses and product recall expenses.

NEOGEN CORPORATION

RECONCILIATION OF GROWTH TO CORE GROWTH & FREE CASH FLOW

(In millions)

	FY26	FY25	Growth	Foreign Currency	Acquisitions/Divestitures	Core Revenue Growth
Food Safety	$641.1	$638.1	0.5%	2.1%	(4.7%)	3.1%
Animal Safety	229.3	256.6	(10.6%)	0.2%	(10.0%)	(0.8%)
Total Neogen	$870.4	$894.7	(2.7%)	1.6%	(6.2%)	1.9%

	Q4 FY26	Q4 FY25	Growth	Foreign Currency	Acquisitions/Divestitures	Core Revenue Growth
Food Safety	$166.8	$161.8	3.1%	2.3%	(5.0%)	5.8%
Animal Safety	58.5	63.7	(8.2%)	0.7%	(9.4%)	0.5%
Total Neogen	$225.3	$225.5	(0.1%)	1.9%	(6.3%)	4.3%

	FY26
	Q1	Q2	Q3	Q4	YTD
Net cash provided by operating activities	$10.9	$19.4	$22.7	$30.2	$83.2
Purchase of PPE	(24.0)	(11.7)	(11.6)	(4.0)	(51.3)
Free cash flow	$(13.1)	$7.7	$11.1	$26.2	$31.9

Source: Neogen Corporation

Investor Contact

Scott Gleason

(435) 395-0254

sgleason@neogen.com

Media Contact:
Lauren White
(202) 320-8677
lwhite@neogen.com